CUSIP No. 77664L 10 8	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of common stock of Root, Inc.

Dated: November 14, 2024

REDPOINT OMEGA II, L.P.
By its General Partner, Redpoint Omega II, LLC

By:	/s/ Elliot Geidt
Elliot Geidt
Managing Director

REDPOINT OMEGA ASSOCIATES II, LLC

By:	/s/ Elliot Geidt
Elliot Geidt
Managing Director

REDPOINT OMEGA II, LLC

By:	/s/ Elliot Geidt
Elliot Geidt
Managing Director